EXHIBIT 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2025, relating to the consolidated financial statements of ENDRA Life Sciences, Inc. and Subsidiaries as of and for the two years ended December 31, 2024 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM LLP

RBSM, LLP

Houston, Texas

July 9, 2025